AMENDED AND RESTATED BYLAWS

OF

LENCO MOBILE INC.,
a Delaware corporation

ARTICLE 1

 OFFICES

The registered office of Lenco Mobile Inc. (the “Corporation”) in the State of Delaware will be as provided for in the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”).  The Corporation will have offices at such other places as the Board of Directors may from time to time determine.

ARTICLE 2

STOCKHOLDERS

2.1

Location of Meetings; Remote Communication.

(a)

Meetings of stockholders may be held at such place, either within or without the State of Delaware, as determined by the Board of Directors.  The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 2.1(b).

(b)

If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(1)

Participate in a meeting of stockholders; and

(2)

Be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.2

Annual Meeting.  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation.

2.3

Special Meetings.  Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he or she shall fix.

2.4

Notice of Meetings.

(a)

Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

(b)

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith.  At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.5

Waiver of Notice.  Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation, or these Amended and Restated Bylaws ("Bylaws"), a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

2.6

Quorum.  At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.  Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.  If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

2.7

Organization.  Such person as the Board of Directors may have designated or, in the absence of such a person, the Chief Executive Officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting.  In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

2.8

Conduct of Business.  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

2.9

Proxies and Voting.

(a)

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(b)

All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken.  Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.  The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.  Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

(c)

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

2.10

Stock List.  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.  The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present.  This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.11

Consent of Stockholders in Lieu of Meeting.

(a)

Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

(b)

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.

2.12

Nominations and Stockholder Business at Annual Meetings and Special Meetings.

(a)

Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Article 2, Section 12 who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Article 2, Section 12.

(b)

To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder,  such business must be a proper matter for stockholder action under the Delaware General Corporation Law and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive officers of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:  (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (C) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (D) any material interest of the stockholder in such business and (E) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent to a stockholder proposal.

(c)

Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c).  Such nominations, other than those made by or at the direction of the Board of Directors or a duly authorized committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (b) of this Article 2, Section 12.  Such stockholder’s notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director:  (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Article 2, Section 12.  At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee.

(d)

Notwithstanding anything in this Article 2 Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Article 2, Section 12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(e)

If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying as to each matter such person proposes to bring before the special meeting: (i) a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the 1934 Act, in his capacity as a proponent to a stockholder proposal.  Such notice shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chief Executive Officer of the Secretary or an Assistant Secretary of the Corporation.  The officer receiving such request forthwith shall cause notice to be given to the stockholders entitled to vote.  No business may be transacted at such special meeting otherwise than specified in such notice.

(f)

 Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Article 2, Section 12(f), who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Article 2, Section 12(f).  Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by Article 2, Section 12(c) shall be delivered to the Secretary at the principal executive officers of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the filing of a stockholder’s notice as described above.

(g)

Only those persons who are nominated in accordance with the procedures set forth in this Article 2, Section 12 shall be eligible for election as directors at any meeting of stockholders.  Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article 2, Section 12.  The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(h)

Notwithstanding the foregoing provisions of this Article 2, Section 12, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act.  Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(i)

For purposes of this Article 2, Section 12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

2.13

Presiding Officer; Order of Business; Conduct of Meeting.

(a)

Meetings of the stockholders shall be presided over by such person as shall be designated by the Board of Directors or if no such designation shall have been made, then by the Chairman of the Board, if any, or in case of his absence or disability, then the Vice-Chairman of the Board, if any, or in case of his absence of disability, then the Chief Executive Officer.  The Secretary shall act as secretary of the meeting, or in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)

Subject to the following and Section 8 of this Article 2, meetings of stockholders shall generally follow accepted rules of parliamentary procedure:

(1)

The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman.  If the chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of stockholders or a part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

(2)

If disorder shall arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting shall be immediately adjourned.

(3)

The chairman may ask or require that anyone not a bona fide stockholder or proxy holder leave the meeting.

ARTICLE 3

BOARD OF DIRECTORS

3.1

Powers.  The powers of the Corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

3.2

Number.  Subject to any limitations imposed by the Certificate of Incorporation, the authorized number of Directors of the Corporation shall be fixed from time to time by the Board of Directors by resolution duly adopted by the Board of Directors, except that in the absence of such resolution, such number shall be one.

3.3

Election and Term of Office.  Except as provided below in Section 3.4, the Directors shall be elected by a plurality vote of the shares represented in person or by proxy at each annual meeting of the stockholders, but if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of stockholders held for that purpose.  No person entitled to vote at an election for Directors may cumulate votes.  Each director shall be elected for a term of one year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law. Notwithstanding anything herein to the contrary, in accordance with Section 141(d) of the DGCL, this Section 3.3 shall become effective only upon stockholder approval of these Bylaws.  Directors need not be stockholders of the Corporation.

3.4

Vacancies.  If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.

3.5

Regular Meetings.  Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors.  A notice of each regular meeting shall not be required.

3.6

Special Meetings.  (a)  Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, any Vice-President, any two directors or, if so provided in its charter or designating resolutions, any committee.  Special meetings of the Board may be held either at a place designated for regular meetings or at the registered office.

(b)

Notice of the time and place of special meetings of the Board of Directors may be provided to any director (i) by personal delivery at least twenty-four (24) hours prior to the time of the holding of the meeting, (ii) by first class mail, reputable overnight courier or telegram, charges prepaid, addressed to the address of a director as it appears upon the records of the Corporation, or if such address is not readily ascertainable, to the place at which the meetings of the directors are regularly held, and deposited in the United States mail at least three (3) days, or delivered to the overnight courier or telegram transmitter at least two (2) days, as the case may be, prior to the time of the holding of the meeting, (iii) by facsimile to the facsimile number of a director, if any, as it spears upon the records of the Corporation at least twenty-four (24) hours prior to the time of the holding of the meeting, (iv) by telegram to the address of a director as it appears upon the records of the Corporation at least twenty-four (24) hours prior to the time of the holding of the meeting, or (v) by electronic mail sent to an electronic mail address appearing upon the records of the Corporation at which such director has consented to receive notice at least twenty-four (24) hours prior to the time of the holding of the meeting, provided that (A) the Corporation has not, to the knowledge of the person delivering notice, been unable to deliver two consecutive notices to such electronic mail address, and (B) such director has not revoked his consent to the use of electronic mail by written notice to the Corporation.  Such mailing, electronic mailing or delivery as above provided shall be due, legal and personal notice to such director..

3.7

Quorum.  At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes.  If a quorum shall fail to attend any meeting a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

3.8

Participation in Meetings By Conference Telephone.  Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

3.9

Conduct of Business.  At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.  Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

3.10

Powers.  The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1)

To declare dividends from time to time in accordance with law;

(2)

To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3)

To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4)

To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(5)

To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(6)

To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(7)

To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and.

(8)

To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

3.11

Compensation of Directors.  Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE 4

COMMITTEES

4.1

Committees of the Board of Directors.  The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board,  with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.  Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide.  In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

4.2

Conduct of Business.  Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors.  The Board of Directors may designate one or more directors as alternate members of any committee to replace any member who is disqualified or absent from a meeting of such committee.  Unless the Board of Directors has appointed alternates members of a committee, the members of such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum but subject to any independent director requirements of the 1934 Act or the rules of any stock exchange or automated quotation system on which shares of the Corporation may then be listed or quoted, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of such committee.  Unless the applicable resolutions of the Board of Directors provide otherwise, at meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.  The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

ARTICLE 5

OFFICERS

5.1

Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies.  The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members.  The Board of Directors may also choose a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as it deems appropriate.  Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal.  Any officer may resign at any time upon written notice to the corporation.  The Board of Directors may remove any officer with or without cause at anytime, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation.  Any number of offices may be held by the same person.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

5.2

Powers and Duties of Executive Officers.  The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.  The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

5.3

Chief Executive Officer.  Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors, the Chief Executive Officer of the Corporation shall have general supervision, direction and control of the business and officers of the Corporation.  The Chief Executive Officer shall, in the absence of the Chairman of the Board, or if there be none, preside at all meetings of the Board of Directors.  The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors.

5.4

Chairman of the Board.  The Chairman of the Board, if any, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors.

5.5

President.  Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and subject to the supervisory powers of the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President, the President shall have the responsibility for the general management and control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees and agents of the Corporation, other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President, and shall perform all duties and have all powers that are commonly incident to the office of president of a corporation or that are delegated to the President by the Board of Directors.

5.6

Vice President.  Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors.  One Vice President shall be designated by the board to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

5.7

Chief Financial Officer.

(a)

Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer of the Corporation and shall be deemed to perform all the functions of the “Treasurer” as contemplated by the DGCL.  The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.  Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.  The books of account shall at all reasonable times be open to inspection by any Director.

(b)

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors.  The Chief Financial Officer shall disburse the funds of the Corporation as are authorized, shall render to the Chief Executive Officer, the President and Directors, whenever they request it, an account of the transactions by the Corporation and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

5.8

Secretary.

(a)

The Secretary shall keep or cause to be kept, at a principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of Directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

(b)

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

(c)

The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

5.9

Other Elected Officers.  The other officers elected by the Board of Directors pursuant to Section 5.2 shall, respectively, have such powers and perform such duties as may from time to time be prescribed for them by the Board of Directors, the Chief Financial Officer or the President.

5.10

Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation

ARTICLE 6

STOCK

6.1

Certificates of Stock.  The Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board or Vice Chairman of the Board, or the Chief Executive Officer, President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

6.2

Transfers of Stock.  Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.  Except where a certificate is issued in accordance with Section 6.4 of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

6.3

Record Date.

(a)

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

(b)

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(c)

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted.  If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 2.9 hereof.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

6.4

Lost, Stolen or Destroyed Certificates.  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

6.5

Regulations.  The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE 7

NOTICES

7.1

Notices.  Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram.  Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation.  The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

7.2

Waivers.  A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent.  Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE 8

MISCELLANEOUS

8.1

Corporate Seal.  The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

8.2

Reliance upon Books, Reports and Records.  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

8.3

Fiscal Year.  The fiscal year of the Corporation shall be as fixed by the Board of Directors.

8.4

Time Periods.  In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

8.5

Facsimile Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

8.6

Construction and Definitions.  Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the DGCL shall govern the construction of these Bylaws.  Without limiting the generality of the foregoing the masculine gender include the feminine and neuter, the singular number includes the plural and the plural number includes the singular,

ARTICLE 9

INDEMNIFICATION OF DIRECTORS AND OFFICERS

9.1

Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law,  as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 9.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

9.2

Right to Advancement of Expenses.  The right to indemnification conferred in Section 9.1 shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 9.2 or otherwise.  The rights to indemnification and to the advancement of expenses conferred in Sections 9.1 and 9.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

9.3

Right of Indemnitee to Bring Suit.  If a claim under Section 9.1 or 9.2 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be thirty (30) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 9 or otherwise shall be on the Corporation.

9.4

Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred in this Article 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.5

Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

9.6

Indemnification of Employees and Agents of the Corporation.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 9 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE 10

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ARTICLE 11

AMENDMENTS

These Bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.

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CERTIFICATE OF SECRETARY

The undersigned hereby certifies that:

1.

She is the secretary of Lenco Mobile Inc. a Delaware corporation; and

2.

The foregoing Amended and Restated Bylaws constitute the Bylaws of the Corporation as duly adopted by the Board of Directors on October 30, 2009.

IN WITNESS WHEREOF, I have executed this Certificate of Secretary as of October 30, 2009.

_/s/ Trish Malone________________________
Name: Trish Malone, Secretary

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